SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D)
Of
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 21, 2008

GOTTAPLAY INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

                      Nevada                                                   33-20783-D                                             20-1645637
 (State or other jurisdiction of incorporation)                      (Commission File Number)                                (IRS Employer ID No.)

3226 Rosedale Street, N.W. Suite 200
Gig Harbor, WA 98335
(Address of principal executive offices)

(253)617-7496
(Registrant's telephone number, including area code)

This current report on Form 8-K is filed by Gottaplay Interactive, Inc., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors;  Appointment of Principal Officers.

On April 15, 2008, Asra Rasheed resigned, effective as of that date as Interim Chief Executive Officer / Chief Financial Officer, President, and Secretary of the Registrant.

On April 17, 2008, the board of directors elected Matthew Skidell as Interim Chief Executive Officer and Secretary.  In addition, Mr. Skidell was elected as a member of the board of directors of Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2008

GOTTAPLAY INTERACTIVE, INC.
(Registrant)

By:  /s/ Matthew Skidell
      Matthew Skidell, Interim Chief Executive Officer & Director